                                                                    EXHIBIT 10.5


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                                  $225,000,000

                              AMENDED AND RESTATED

                              SENIOR LOAN AGREEMENT

                                      AMONG

                             ANC RENTAL CORPORATION,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                                   AS ARRANGER

                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                            DATED AS OF JUNE 30, 2000




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
                               TABLE OF CONTENTS

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
SECTION  1.       DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................32

SECTION  2.       AMOUNT AND TERMS OF LOANS......................................................................32
         2.1      Loans..........................................................................................32
         2.2      Procedure for Borrowing........................................................................33
         2.3      Maturity and Exchange Notes....................................................................33
         2.4      Repayment of Loans.............................................................................34
         2.5      Optional and Mandatory Prepayments.............................................................34
         2.6      Interest Rates and Payment Dates...............................................................35
         2.7      Computation of Interest and Fees...............................................................35
         2.8      Pro Rata Treatment and Payments................................................................35
         2.9      Requirements of Law............................................................................36
         2.10     Taxes..........................................................................................37

SECTION  3.       REPRESENTATIONS AND WARRANTIES.................................................................39
         3.1      Financial Condition............................................................................39
         3.2      No Change......................................................................................40
         3.3      Corporate Existence; Compliance with Law.......................................................40
         3.4      Corporate Power; Authorization; Enforceable Obligations........................................41
         3.5      No Legal Bar...................................................................................41
         3.6      No Material Litigation.........................................................................41
         3.7      No Default.....................................................................................41
         3.8      Ownership of Property; Liens...................................................................41
         3.9      Intellectual Property..........................................................................41
         3.10     Taxes..........................................................................................42
         3.11     Federal Regulations............................................................................42
         3.12     Labor Matters..................................................................................42
         3.13     ERISA..........................................................................................43
         3.14     Investment Company Act; Other Regulations......................................................43
         3.15     Subsidiaries...................................................................................43
         3.16     Use of Proceeds................................................................................43
         3.17     Environmental Matters..........................................................................43
         3.18     Accuracy of Information, etc...................................................................45
         3.19     Solvency.......................................................................................45
         3.20     Customer and Trade Relations...................................................................45

SECTION  4.       CONDITIONS PRECEDENT...........................................................................45
         4.1      Conditions to Closing..........................................................................45

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                                      -ii-
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         4.2      Conditions to Funding..........................................................................46
         4.3      Conditions to Rollover Term Loans..............................................................49

SECTION  5.       AFFIRMATIVE COVENANTS..........................................................................49
         5.1      Financial Statements...........................................................................49
         5.2      Certificates; Other Information................................................................50
         5.3      Payment of Obligations.........................................................................51
         5.4      Conduct of Business and Maintenance of Existence, etc..........................................51
         5.5      Maintenance of Property; Insurance.............................................................51
         5.6      Inspection of Property; Books and Records; Discussions.........................................51
         5.7      Notices........................................................................................51
         5.8      Environmental Laws.............................................................................52
         5.9      Exchange Notes.................................................................................52
         5.10     Compliance with Commitment Documents...........................................................53
         5.11     Compliance with Escrow Agreement...............................................................53

SECTION  6.       NEGATIVE COVENANTS.............................................................................53
         6.1      Financial Condition Covenants..................................................................53
         6.2      Limitation on Restricted Payments..............................................................54
         6.3      Limitation on Indebtedness and Issuance of Preferred Stock.....................................58
         6.4      Limitation on Permitted Vehicle Indebtedness...................................................62
         6.5      Asset Sales....................................................................................63
         6.6      Limitation on Liens............................................................................63
         6.7      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries........63
         6.8      Change of Control..............................................................................67
         6.9      Merger, Consolidation, etc.....................................................................68
         6.10     Limitation on Affiliate Transactions...........................................................69
         6.11     Sale and Leaseback Transactions................................................................71
         6.12     Limitation on Subsidiary Guarantees............................................................72
         6.13     Limitation on Business Activities..............................................................73
         6.14     Designation of an Unrestricted Subsidiary......................................................73

SECTION  7.       EVENTS OF DEFAULT..............................................................................73

SECTION  8.       THE AGENTS.....................................................................................76
         8.1      Appointment....................................................................................76
         8.2      Delegation of Duties...........................................................................77
         8.3      Exculpatory Provisions.........................................................................77
         8.4      Reliance by Agents.............................................................................77
         8.5      Notice of Default..............................................................................78
         8.6      Non-Reliance on Agents and Other Lenders.......................................................78
         8.7      Indemnification................................................................................79
         8.8      Agent in Its Individual Capacity...............................................................79
         8.9      Successor Administrative Agent.................................................................79
         8.10     Authorization to Release Guarantees............................................................80
         8.11     The Arranger; the Syndication Agent............................................................80

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
SECTION  9.       MISCELLANEOUS..................................................................................81
         9.1      Amendments and Waivers.........................................................................81
         9.2      Notices........................................................................................81
         9.3      No Waiver; Cumulative Remedies.................................................................82
         9.4      Survival of Representations and Warranties.....................................................82
         9.5      Payment of Expenses and Taxes..................................................................83
         9.6      Successors and Assigns; Participations and Assignments.........................................83
         9.7      Adjustments; Set-off...........................................................................86
         9.8      Counterparts...................................................................................86
         9.9      Severability...................................................................................86
         9.10     Integration....................................................................................86
         9.11     Governing Law..................................................................................87
         9.12     Submission to Jurisdiction; Waivers............................................................87
         9.13     Acknowledgements...............................................................................87
         9.14     Confidentiality................................................................................88
         9.15     Release of Guarantee Obligations...............................................................88
         9.16     Accounting Changes.............................................................................89
         9.17     Waivers of Jury Trial..........................................................................89

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



SCHEDULES:

2.1                        Commitments
3.4                        Consents
3.15                       Subsidiaries
6.5                        Excluded Assets


EXHIBITS:

EXHIBIT A                  Form of Subsidiary Guarantee
EXHIBIT B                  Form of Senior Note Indenture
EXHIBIT C-1                Form of Equity Registration Rights Agreement
EXHIBIT C-2                Form of Debt Registration Rights Agreement
EXHIBIT D                  Form of Warrant Agreement
EXHIBIT E                  Form of Escrow Agreement
EXHIBIT F                  Form of Assignment and Acceptance
EXHIBIT G-1                Form of Initial Loan Note
EXHIBIT G-2                Form of  Rollover Term Note
EXHIBIT H                  Form of Closing Certificate
EXHIBIT I                  Form of Exemption Certificate
EXHIBIT J                  Form of Funding Certificate

                  AMENDED AND RESTATED SENIOR LOAN AGREEMENT, dated as of June 30, 2000, among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), LEHMAN BROTHERS INC., as sole advisor, sole arranger and sole book manager (in such capacity, the "ARRANGER"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

                  WHEREAS, AutoNation, Inc., a Delaware corporation ("AUTONATION"), intends to distribute to its shareholders through a tax-free spin-off (the "SPIN-OFF") 100% of the shares of common stock of the Company;

                  WHEREAS, after giving effect to the Spin-Off, the Company will need financing to provide for the repayment of certain existing indebtedness of the Company and to provide for the Company's ongoing working capital and general corporate needs;

                  WHEREAS, to provide such financing, the Borrower entered into a Senior Loan Agreement, dated as of May 26, 2000 (the "Existing Senior Loan Agreement"), among the Borrower, the lenders from time to time parties thereto, Lehman Brothers Inc., as arranger and Lehman Commercial Paper Inc., as syndication agent and administrative agent;

                  WHEREAS, the parties to the Existing Senior Loan Agreement have agreed to amend and restate the Existing Senior Loan Agreement in its entirety;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree to amend and restate the Existing Senior Loan Agreement in its entirety as follows:

                            SECTION 1. DEFINITIONS.

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACQUIRED DEBT": with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ADJUSTED MARGIN": means 0.50% on the Initial Maturity Date; PROVIDED that after the Initial Maturity Date the Adjusted Margin shall increase by 0.50% upon the last day of each of March, June, September and December; PROVIDED further that in no event shall the Adjusted Margin exceed 4.5%.

                  "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

                  "AFFILIATE": with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control " (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; PROVIDED that, for purposes of this Agreement, other than Section 6.10, AutoNation and its Affiliates (after giving effect to the Spin-Off) shall not be deemed Affiliates of the Loan Parties.

                  "AGENTS": the collective reference to the Syndication Agent and the Administrative Agent.

                  "AGREEMENT": this Senior Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "ASSET SALE": means

                  (a) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, provided that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of
         Section 6.8 hereof and the provisions of Section 6.9 hereof and not by the provisions of Section 6.5 hereof; and

                  (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any the Company's Restricted Subsidiaries,

         in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $1.0 million or (ii) for Net Proceeds in excess of $1.0 million.

                  Notwithstanding the foregoing, the following will not be deemed to constitute an "Asset Sale":

                  (a) a transfer or other disposition of assets or property by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (b) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

                  (c) any dividend, distribution, advance, Restricted Payment or Permitted Investment, in each case that is not prohibited by the provisions of Section 6.2 hereof;

                  (d) a sale or other disposition of Eligible Vehicles or service vehicles in the ordinary course of business;

                  (e)  the sale or other disposition of Cash Equivalents;

                  (f) the sale or lease of obsolete or worn out equipment or other assets that are no longer being used by the Company or any of its Restricted Subsidiaries;

                  (g) any issue or sale of directors' qualifying shares or shares or investments required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

                  (h) the grant of a Lien which is not prohibited by the covenant described under Section 6.6 hereof;

                  (i) any sale, lease or other disposition of inventory or accounts receivable in the ordinary course of business;

                  (j) any foreclosure on assets in connection with Permitted Liens;

                  (k) any sale, transfer or other disposition of all or a portion of the assets of the Company or any of its Restricted Subsidiaries with respect to its Australian business; or

                  (l) any sale, transfer or other disposition of all or a portion of the assets of the Company or any of its Restricted Subsidiaries with respect to the Company's Minneapolis headquarters and other assets listed on Schedule 6.5 hereto.

                  "ASSIGNEE": as defined in Section 9.6(c).

                  "ATTRIBUTABLE DEBT": in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

                  "AUTONATION": as defined in the recitals hereto.

                  "AUTONATION SUBORDINATED DEBT": means Indebtedness of the Company pursuant to the AutoNation Reimbursement Agreement.

                  "AUTONATION REIMBURSEMENT AGREEMENT": means the AutoNation Reimbursement Agreement and related Subordination Agreement, each entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 6.10.

                  "BENEFITS AGREEMENT": the Benefits Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 6.10.

                  "BENEFITTED LENDER": as defined in Section 9.7(a).

                  "BOARD": means the Board of Governors of the Federal Reserve System (or any successor thereto).

                  "BOARD OF DIRECTORS": means, with respect to a corporation, the Board of Directors of such corporation or a duly constituted and acting committee of such Board of Directors, and, with respect to any other Person, the Board of Directors or committee of such Person serving a similar function.

                  "BOARD RESOLUTION": means a resolution duly adopted by the Board of Directors.

                  "BORROWING BASE": means the "Borrowing Base" as defined in the New Credit Facility.

                  "BUSINESS DAY": means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAPITAL LEASE OBLIGATION": with respect to any Person at the time any determination thereof is to be made, the amount of the liability of such Person in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

                  "CAPITAL STOCK": means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of the Person, excluding any debt securities convertible into such Capital Stock.

                  "CASH EQUIVALENTS": means:

                  (a) securities issued or directly and fully guaranteed or insured by the United States government or the U.K., France or Germany, Australia, Canada, Belgium, Holland, Switzerland, Italy or Spain or any other member state of the European Union or any agency or instrumentality thereof, or by any European Union central bank, in each case having maturities of not more than one year from the date of acquisition;

                  (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits (or, with respect to foreign banks, similar instruments), in each case with any lender under the New Credit Facilities or with any commercial bank having combined capital and surplus in excess of $500.0 million (or the foreign equivalent thereof) and whose long-term debt is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's or at least "A" or the equivalent thereof by Moody's (or the foreign equivalents thereof);

                  (c) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

                  (d) commercial paper rated at least P-2 by Moody's or at least A-2 by Standard & Poor's (or, in their absence, an equivalent rating from another nationally recognized securities rating agency), with maturities of not more than one year from the date of purchase;

                  (e) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or any political subdivision or taxing authority of any such state, commonwealth or territory, or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's or at least "A" by Moody's;

                  (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the New Credit Facility or any commercial bank satisfying the criteria of clause (b) of this definition;

                  (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and

                  (h) Investments with maturities of one year or less made by Foreign Subsidiaries in accordance with their normal investment practices for cash management, PROVIDED that those instruments are rated at least "P-2" by Moody's or "A-2" by Standard & Poor's (or, in their absence, an equivalent rating from another nationally recognized securities rating agency).

                  "CHANGE OF CONTROL": means the occurrence of any of the following:

                  (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is defined in Section 13 (d) (3) of the Exchange
         Act);

                  (b) the adoption of a plan relating to the liquidation or dissolution of the Company other than in a transaction which complies with the covenant described under Section 6.9 hereof;

                  (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
         Act), directly or indirectly, of, (i) if prior to or on the Initial Maturity Date, more than 35% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares), or
         (ii) more than 50% of the total of the Voting Stock thereafter;

                  (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

                  (e) the Company consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  For avoidance of doubt, the Spin-Off shall not constitute a Change of Control under this Agreement.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 4.1 were satisfied, which occurred on May 26, 2000.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT": as to any Lender, its obligation to make an Initial Loan to the Company on the Closing Date in an amount equal to the amount set forth in SCHEDULE 2.1 under the heading "Commitment"; collectively, as to all such Lenders, the "COMMITMENTS".

                  "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitment (or, after the Initial Loans are made, the percentage of the aggregate principal amount of Loans then constituted by such Lender's Loans).

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "COMPANY": has the meaning assigned to it in the preamble to this Agreement.

                  "CONSOLIDATED CASH FLOW AFTER FLEET COSTS": means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

                  (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

                  (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (except with respect to Permitted Vehicle Indebtedness), whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (d) non-vehicle related depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus

                  (e) all one-time fees, costs and expenses (including cash compensation payments) incurred by the Company and its Restricted Subsidiaries in connection with the Spin-Off, plus

                  (f) any non-cash compensation charge arising from the grant or issuance of stock, stock options or other equity based awards; minus

                  (g) non-vehicle related non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the non-vehicle related depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow After Fleet Costs of the Company only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "CONSOLIDATED NET INCOME": means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); PROVIDED that:

                  (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary;

                  (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

                  (iv) the cumulative effect of a change in accounting principles shall be excluded.

                  "CONSOLIDATED TANGIBLE ASSETS": means, as applied to the Company, the total consolidated tangible assets of the Company and its Restricted Subsidiaries less the amount of revenue earning vehicles, net, all as calculated on a consolidated basis in accordance with GAAP.

                  "CONTINUING DIRECTOR": means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a board member on the Spin-Off Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CONTINUING OBLIGATIONS": means all obligations of the Company and its Restricted Subsidiaries, currently existing or entered into in the future, including reimbursement, indemnification and loan obligations, to AutoNation, Inc. and any of its subsidiaries, as a result of payments made by AutoNation, Inc. and any of its subsidiaries under (1) the Credit Agreement, as amended and restated on March 26, 1999, among Republic Industries Autovermietung GmbH, Commerzbank AG, Bremen Branch and the other parties thereto, (2) the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC, with respect to Floating Rate Guaranteed Unsecured Loan Notes 2003, (3) the leases, dated as of July 8, 1997, between Value Rent-A-Car, Inc., as tenant, and Mitsubishi Motor Sales of America, Inc., as landlord,
         (4) the Motor Vehicle Lease Agreement, dated as of July 1997, between Mitsubishi Motor Sales of America, Inc., Value Rent-A-Car, Inc., Alamo Rent-A-Car, Inc., National Car Rental System, Inc., Spirit Rent-A-Car, Inc. and Republic Industries, Inc. and (5) the General Motors Letter of Credit, each as amended through and as in effect on the date of this Agreement.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CREDIT FACILITY" or "CREDIT FACILITIES": means, with respect to the Company or a Restricted Subsidiary, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, restructured, extended, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto, but excluding any debt securities.

                  "CUSTOMER LEASE FINANCING LOANS": has the meaning set forth in the definition of "Specified Financing Subsidiary."

                  "DEBT REGISTRATION RIGHTS AGREEMENT": shall mean the agreement dated the Spin-Off Date among ANC Rental Corporation, the Guarantors and Lehman Commercial Paper Inc. as administrative agent, as amended from time to time, relating to the registration rights with respect to the Exchange Notes.

                  "DEBT SHELF REGISTRATION STATEMENT": means the Shelf Registration Statement as defined in the Debt Registration Rights Agreement.

                  "DEFAULT": any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

                  "DESIGNATED NONCASH CONSIDERATION": means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer's certificate, setting forth the basis of the valuation. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received, must be less than 5% of the Company's Consolidated Tangible Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

                  "DISQUALIFIED STOCK": means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part (other than as a result of the death or disability of the holder thereof or the termination of the employment with the Company or one of the Company's Restricted Subsidiaries of the holder thereof), on or prior to the date that is 91 days after the Final Maturity Date, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 6.2 hereof.

                  "DOLLAR" and "$": dollars in lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

                  "ELIGIBLE VEHICLES": shall mean the motor vehicle inventory of the Company and its Restricted Subsidiaries, in each case, whether held for sale, lease or rental purposes, together with service vehicles.

                  "ENGAGEMENT LETTER": means the Interim Loan Engagement Letter dated May 11, 2000, between Lehman Commercial Paper Inc., Lehman Brothers Inc. and ANC Rental Corporation.

                  "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, published and legally binding guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "EQUITY INTERESTS": Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EQUITY REGISTRATION RIGHTS AGREEMENT": shall mean the agreement dated the Spin-Off Date among ANC Rental Corporation and Lehman Commercial Paper Inc., as administrative agent, as amended from time to time, relating to the registration rights with respect to the Warrants.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ESCROW AGENT": shall mean The Bank of New York pursuant to the Escrow Agreement.

                  "ESCROW AGREEMENT": the Warrants and Exchange Notes Escrow Agreement, substantially in the form of EXHIBIT E, to be executed and delivered by the Company and the Escrow Agent, as amended in any manner not adverse to the Lenders.

                  "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

                  "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTE": each note issued under the Indenture delivered pursuant to Section 2.3 and 5.9.

                  "EXCHANGE REQUEST": as defined in Section 5.9.

                  "EXISTING INDEBTEDNESS": means Indebtedness of the Company and its Restricted Subsidiaries committed or in existence on the Closing Date.

                  "FINAL MATURITY DATE": the sixth anniversary of the Initial Maturity Date.

                  "FINANCE COMPANIES": means Republic Industries Funding Corp., National Car Rental Financing Corp., National Car Rental Financing LP, CarTemps Financing, LLC, Snappy Fleet Finance Corp., Snappy Funding Corp., Snappy Funding, LP, Alamo Financing, LP, Alamo Financing, LLC, ARG Funding Corporation, ANC Financial GP Corporation, ANC Financial Corporation, CarTemps Financing, LP, Spirit Leasing, Inc. and any of their successors and any other finance subsidiary of the Company currently existing or established in the future.

                  "FIXED CHARGE COVERAGE RATIO": means with respect to any Person for any period, the ratio of the Consolidated Cash Flow After Fleet Costs of such Person for such period to the Fixed Charges After Fleet Costs of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repurchases, repays, defeases or otherwise redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repurchase, repayment, defeasance or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, including to refinance other Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance of such Indebtedness during such period). In addition, for purposes of making the computation referred to above:

                  (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow After Fleet Costs for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

                  (ii) the Consolidated Cash Flow After Fleet Costs directly attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (iii) the Fixed Charges After Fleet Costs directly attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges After Fleet Costs will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  For purposes of calculating the Fixed Charge Coverage Ratio,
         (a) acquisitions, Investments and dispositions which have been made by any Person which has become a Restricted Subsidiary of the Company or been merged with or into the Company or any Restricted Subsidiary of the Company during the reference period, or subsequent to the reference period but prior to the Calculation Date, shall be calculated on a pro forma basis, including all of the calculations referred to above, assuming that such acquisitions and dispositions occurred on the first day of the reference period; and (b) for purposes of determining the pro forma effect of any acquisitions referred to in (i) above, Consolidated Cash Flow After Fleet Costs may be determined in good faith by a responsible financial or accounting officer of the Company to give effect to the pro forma effect of expense and cost reductions provided that such calculations are done on a basis that is consistent with Regulation S-X under the Securities Act.

                  "FIXED CHARGES AFTER FLEET COSTS": means, with respect to any Person for any period, the sum, without duplication, of:

                  (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (except with respect to Permitted Vehicle Indebtedness), whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (excluding any interest component of a capitalized lease in respect of that portion of a Capital Lease Obligation of a Restricted Subsidiary that is non-recourse to such Person), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations);

                  (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (except with respect to Permitted Vehicle Indebtedness);

                  (c) any interest expense actually paid on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

                  (d) the product of (i) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "FOREIGN SUBSIDIARY": means either (a) any Subsidiary of the Company that is not a Domestic Subsidiary or (b) a Domestic Subsidiary whose only assets are the Capital Stock of one or more Foreign Subsidiaries.

                  "FORM 10 REGISTRATION STATEMENT": the Company's Registration Statement on Form 10 (Registration No. 1-30776) as it became effective under the Exchange Act on June 16, 2000.

                  "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Company (e.g., FQ2 2000 means the second fiscal quarter of the Company's 2000 fiscal year, which fiscal quarter ends June 30, 2000).

                  "FUNDING OFFICE": the office specified from time to time by the Administrative Agent as its funding office by notice to the Company and the Lenders.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable
         (1) at the Closing Date and (2) with respect to periodic reporting requirements, as in effect from time to time.

                  "GENERAL MOTORS LETTER OF CREDIT": the letters of credit, in the aggregate face amounts of $60,000,000 issued by Deutsche Bank and West LB for the benefit of The Bank of New York, as agent.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE": a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "GUARANTORS": each Subsidiary Guarantor.

                  "GUARANTOR SUBORDINATED OBLIGATIONS": with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Closing Date or thereafter incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under such Guarantor's Subsidiary Guarantee pursuant to a written agreement.

                  "HEDGING OBLIGATIONS": means, with respect to any Person, the net payment Obligations of such Person under:

                  (a) interest rate swap agreements, interest rate cap and floor agreements and interest rate collar agreements;

                  (b) foreign exchange contracts and currency swap agreements;
         and

                  (c) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

                  "HOLDER" or "NOTEHOLDER": the Person in whose name a Loan (and any corresponding Note(s)) is registered.

                  "INACTIVE SUBSIDIARY": each Subsidiary of the Company that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents) of $100,000 or less.

                  "INDEBTEDNESS": means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof, of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) appears as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), provided that for purposes of determining the amount of any such secured Indebtedness, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

                  (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

                  (ii) the principal amount thereof, together with any interest thereon that is more than 45 days past due, in the case of any other Indebtedness.

                  "INDENTURE": the Indenture, substantially in the form of Exhibit B (with such changes therein as the Company may request and Administrative Agent may approve, such approval not to be unreasonably withheld), if and when executed and delivered by the Company and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

                  "INITIAL LOAN": as defined in Section 2.1(a).

                  "INITIAL MATURITY DATE": June 30, 2001.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INSURANCE COMPANIES": means International AutoNation Group Insurance Company, Ltd. and its successors and any other captive insurance subsidiary of the Company currently existing or established in the future.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE": (a) as to the Initial Loans, the last day of each March, June, September and December to occur while the Initial Loans are outstanding beginning September 30, 2000 and the Initial Maturity Date, (b) as to the Rollover Term Loans, the last day of each March, June, September and December to occur while the Rollover Term Loans are outstanding and the Final Maturity Date and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "INTERIM LOAN COMMITMENT LETTER": means the Interim Loan Commitment Letter dated May 11, 2000, between Lehman Commercial Paper Inc., Lehman Brothers Inc. and ANC Rental Corporation.

                  "INTERIM LOAN FEE LETTER": means the Interim Loan Fee Letter dated May 11, 2000, between Lehman Commercial Paper Inc., Lehman Brothers Inc. and ANC Rental Corporation.

                  "INVESTMENTS": means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commissions, travel and entertainment, moving, and similar advances or loans to officers, directors, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Investment shall exclude: (i) extensions of trade credit in the ordinary course of business; (ii) deposits or partial payments made in anticipation of a purchase or acquisition that would be a Permitted Investment when consummated; (iii) security deposits or prepayments with respect to operating leases; and (iv) payments made in connection with the renewals or exercise of any option to renew an operating lease. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described in Section 6.2.

                  "LENDERS": as defined in the preamble to this Agreement.

                  "LIEN": with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LOANS": as defined in Section 2.1(b).

                  "LOAN DOCUMENTS": this Agreement, the Warrant Agreement, the Escrow Agreement, the Debt Registration Rights Agreement, Equity Registration Rights Agreement, the Loan Notes and the Subsidiary Guarantee.

                  "LOAN NOTES": the collective reference to the Rollover Term Notes and the Original Initial Notes.

                  "LOAN PARTICIPANTS": as defined in Section 9.6(b).

                  "LOAN PARTIES": the collective reference to the Company and each of its Subsidiaries which from time to time is a party to any Loan Document.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Agreement or any other Loan Document, or any New Credit Facility Documents or the rights or remedies of the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "MOODY'S": Moody's Investors Service, Inc., and its successors.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET INCOME": with respect to any Person, the net income
         (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

                  (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                  (b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss); and

                  (c) any gain or loss realized upon the termination of any employee pension benefit plan shall be excluded.

                  "NET PROCEEDS": means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of

                           (i) all costs relating to such Asset Sale (including,
                  without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof;

                           (ii) taxes paid or payable as a result thereof (after
                  taking into account any available tax credits or deductions and any tax sharing arrangements);

                           (iii) all distributions and other payments required
                  to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale;

                           (iv) all payments made on any Indebtedness which is
                  secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

                           (v) appropriate amounts to be provided by the Company
                  or any Restricted Subsidiary thereof as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary thereof after the Asset Sale, including without limitation liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Sale; and

                           (vi) any portion of the purchase price from an Asset
                  Sale required by the terms of such Asset Sale to be placed in escrow (whether as a reserve for a purchase price adjustment, for satisfaction of indemnity or otherwise), provided that upon termination of such escrow Net Proceeds will be increased by any portion of the funds therein released to the Company or any Restricted Subsidiary of the Company.

                  "NEW CREDIT FACILITY": means (a) the $175 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Congress Financial Corporation (Florida), as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto and (b) the $40 million secured credit facility pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, the lenders parties thereto, Lehman Commercial Paper Inc., as administrative agent, and others, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, refunded, replaced or refinanced from time to time including without limitation any amendment extending the maturity of any Indebtedness incurred thereunder, increasing the amount incurred or available thereunder in accordance with the terms hereof or deleting, adding or substituting one or more parties thereto.

                  "NEW CREDIT FACILITY DOCUMENTS": the New Credit Facility and the Loan Documents referred to therein.

                  "NON-RECOURSE DEBT": means Indebtedness:

                  (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness but excluding any agreement to provide managerial support), other than a pledge of Equity Interests of any Unrestricted Subsidiary; (ii) is directly or indirectly liable (as a guarantor or otherwise); or (iii) constitutes the lender,

                  (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "NON-U.S. LENDER": as defined in Section 2.10(d).

                  "NOTES": the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

                  "OBLIGATIONS": any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including liquidated damages, if any), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

                  "OFFICERS' CERTIFICATE": means a certificate signed on behalf of any Person by either the principal executive officer, the principal financial officer, the general counsel, the treasurer, the principal accounting officer, a Senior Vice President, or other Responsible Officer.

                  "ORIGINAL INITIAL NOTES": as defined in Section 9.6(f).

                  "ORIGINAL ROLLOVER TERM NOTES": as defined in Section 9.6(g).

                  "OTHER TAXES": means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PAYMENT DEFAULT": as defined in Section 7(f).

                  "PAYMENT OFFICE": the office specified from time to time by the Administrative Agent as its payment office by notice to the Company and the Lenders.

                  "PAYMENT SHARING NOTICE": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of Section 2.8(b)(ii).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

                  "PERMITTED BUSINESS": means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and businesses reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

                  "PERMITTED INVESTMENTS": means:

                  (a) any Investment in the Company or in a Restricted Subsidiary of the Company (including the acquisition of any Equity Interest in a Restricted Subsidiary);

                  (b) any Investment in cash or Cash Equivalents;

                  (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business if as a result of such Investment:

                           (i) such Person becomes a Restricted Subsidiary of
                  the Company: or

                           (ii) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                  (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under Section 6.5 hereof or the disposition of assets not constituting an Asset Sale;

                  (e) any acquisition of Capital Stock or other securities for consideration to the extent such consideration consists of Equity Interests (other than Disqualified Stock) of the Company;

                  (f) other Investments by the Company or any of its Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not to exceed $25 million during the period prior to the Initial Maturity Date or 5% of the Company's Consolidated Tangible Assets thereafter;

                  (g) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, equity, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries;

                  (h) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (i) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (j) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (k) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor (including customers and suppliers) or an Investment acquired by the Company or a Restricted Subsidiary of the Company as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment;

                  (l) any Investment existing on the Closing Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

                  (m) guarantees of Indebtedness permitted under the covenant described under Section 6.3 hereof;

                  (n) Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

                  (o)  Investments in any of the Notes;

                  (p) Investments made by any of the Company's insurance subsidiaries in the ordinary course of their business to the extent such Investments are not made with funds provided by the Company or any Restricted Subsidiary solely for the purpose of making such Investments; and

                  (q) the purchase by the Company or one of its Restricted Subsidiaries of warrants to purchase preferred stock of E-Travel, Inc. and the exercise of such warrants for an aggregate amount not to exceed $1.75 million.

                  "PERMITTED LIENS" means:

                  (a) Liens on assets of the Company or any Restricted Subsidiary to secure Indebtedness permitted by clause (i), (ii) or (xx) of Section 6.3(b);

                  (b) Liens on the assets of the Company or any of its Restricted Subsidiaries to secure Hedging Obligations, provided that the Liens are only secured by property or assets that secure the Indebtedness relating to the Hedging Obligation or the property securing Indebtedness under any Credit Facility permitted by this Agreement to be incurred;

                  (c) Liens on property, assets or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                  (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that, such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired;

                  (e)  Liens existing on the Closing Date;

                  (f) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

                  (g) Liens in favor of the Company or any Restricted Subsidiary, including Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or Restricted Subsidiary;

                  (h) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit permitted by the Indenture, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);

                  (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (j) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 6.3(b) hereof covering only the assets acquired with such Indebtedness;

                  (k) liens imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens, in each case, arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (l) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (m) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (n) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries and not otherwise prohibited by this Agreement;

                  (o) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended, or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security benefits or obligations, public or statutory obligations or other obligations of a like general nature incurred in the ordinary course of business;

                  (p) any attachment or judgment Lien not constituting an Event of Default under clause (g) of Section 7;

                  (q) any interest or title of a lessor or sublessor under any operating lease;

                  (r) Liens on any airport concession agreements or permits to secure loans extended to finance tenant improvements used in connection with the concession agreement or permit subject to such Lien;

                  (s) Liens on Permitted Vehicle Collateral securing Permitted Vehicle Indebtedness and liens on cash collateral or Cash Equivalents as permitted by the terms of the documentation governing the Permitted Vehicle Indebtedness;

                  (t) Liens securing Customer Lease Financing Loans incurred without violation of the Indenture;

                  (u) Liens on the assets or Equity Interests of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries not otherwise prohibited by this Agreement;

                  (v) Liens (not in respect of Indebtedness) arising from financing statements filed under the Uniform Commercial Code for informational purposes with respect to leases incurred in the ordinary course of business; and

                  (w) Liens on assets so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor
         (ii) the aggregate fair market value (determined in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto (as to the Company and all Restricted Subsidiaries) exceeds $5 million at any one time.

                  "PERMITTED REFINANCING INDEBTEDNESS": means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, restructure, supplement, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                           (i) principal amount (or accreted value, if
                  applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, restructured, supplemented, defeased or refunded (plus the amount of expenses and premiums incurred in connection therewith);

                           (ii) such Permitted Refinancing Indebtedness has a
                  final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                           (iii) if the Indebtedness being extended, refinanced,
                  renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Loans on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                           (iv) such Indebtedness is incurred either by the
                  Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or a Guarantor.

                  "PERMITTED VEHICLE COLLATERAL": means, as of any Determination Date or at any other time, the collateral securing Permitted Vehicle Indebtedness and covering cash collateral deposits, vehicles and assets attributable to, or directly associated with, vehicles, such as manufacturers' obligations to repurchase such vehicles, rental receivables and receivables arising on the disposition of vehicles, proceeds of insurance covering such vehicles, and any other property of a type customarily securing Permitted Vehicle Indebtedness.

                  "PERMITTED VEHICLE INDEBTEDNESS": means (i) Indebtedness incurred by the Company or any Restricted Subsidiary to finance or refinance, directly or indirectly, Eligible Vehicles (but only to the extent actually used to finance or refinance Eligible Vehicles) and
         (ii) Indebtedness of the Company or any Restricted Subsidiary secured by Permitted Vehicle Collateral; provided, however, that any Indebtedness redesignated pursuant to clause (iii) of Section 6.4(b) shall not constitute Permitted Vehicle Indebtedness; and provided, further, that the Loans shall not be deemed to constitute Permitted Vehicle Indebtedness when incurred.

                  "PERSON": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PIK INTEREST AMOUNT": as defined in Section 2.6(c).

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "REGISTER":  as defined in Section 9.6(d).

                  "REGISTRATION RIGHTS AGREEMENTS": mean the Equity Registration Rights Agreement and the Debt Registration Rights Agreement.

                  "REGULATION U": Regulation U of the Board of Governors as in effect from time to time.

                  "REGULATION X": Regulation X of the Board of Governors as in effect from time to time.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
         Reg. ' 4043.

                  "REQUIRED LENDERS": at any time, Lenders holding more than 50% in principal amount of outstanding Loans (or, prior to the Closing Date, more than 50% of the Commitments).

                  "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any present or future law, treaty, statute, rule, regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": as to any Person, any of the following officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the senior vice president - finance, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (iii) with respect to Section 5.7 and without limiting the foregoing, the general counsel of such Person and (iv) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person.

                  "RESTRICTED INVESTMENT": an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENTS": as defined in Section 6.2(a).

                  "RESTRICTED SUBSIDIARY": with respect to a Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary; PROVIDED that, on the Closing Date, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

                  "RISK MANAGEMENT SUBSIDIARY": each of Post Retirement Liability Management, Inc., a Florida corporation, and Rental Liability Management, Inc., a Florida corporation.

                  "ROLLOVER TERM LOAN": as defined in Section 2.1(b).

                  "ROLLOVER TERM NOTES": as defined in Section 9.6(g).

                  "SEC": the Securities and Exchange Commission or any successor agency or body.

                  "SECURITIES ACT": the Securities Act of 1933, as amended from time to time.

                  "SEPARATION AND DISTRIBUTION AGREEMENT": the Separation and Distribution Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 6.10.

                  "SIGNIFICANT SUBSIDIARY": means any Subsidiary of the Company that is a "significant subsidiary" as that term is defined under Rule 405 of the Securities Act.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED FINANCING SUBSIDIARY": means a Wholly Owned Subsidiary of the Company (into which the Company or a Restricted Subsidiary has directly or indirectly contributed only nominal equity) that is solely engaged in the business of acquiring vehicles for and then leasing such vehicles to, a specified customer (the "CUSTOMER"); PROVIDED that:

                           (i) such vehicles are purchased solely with the
                  proceeds of loans made by the Customer to such Specified Financing Subsidiary (the "CUSTOMER LEASE FINANCING LOANS");

                           (ii) neither the Company nor any Restricted
                  Subsidiary of the Company provides the Specified Financing Subsidiary any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guarantor or otherwise) for such Customer Lease Financing Loans; and

                           (iii) the explicit terms of such Customer Lease
                  Financing Loans provide that there shall be no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "SPIN-OFF": means the proposed distribution by AutoNation to its shareholders in a tax-free spin-off of 100% of the shares of common stock of the Company on or prior to July 31, 2000.

                  "SPIN-OFF DATE": the date, on or before July 31, 2000, upon which the Spin-Off occurs and all of the conditions in Section 4.2 are satisfied.

                  "SPIN-OFF DOCUMENTS": the AutoNation Reimbursement Agreement, the Transitional Services Agreement, the Tax Sharing Agreement, the Separation and Distribution Agreement and the Benefits Agreement.

                  "STANDARD &POOR'S": Standard & Poor's Ratings Service and its successors.

                  "STATED MATURITY": with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the New Credit Facility or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBORDINATED OBLIGATION": any Indebtedness of the Company (whether outstanding on the date of this Agreement or thereafter incurred or arising) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement.

                  "SUBSEQUENT ROLLOVER TERM NOTE": as defined in Section 9.6(g).

                  "SUBSIDIARY": with respect to any Person,

                  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and

                  (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

                  "SUBSIDIARY GUARANTEE": means any Guarantee, substantially in the form of Exhibit A, to be executed by the Subsidiary Guarantors.

                  "SUBSIDIARY GUARANTOR": means any Restricted Subsidiary that signs a Subsidiary Guarantee pursuant to Section 6.12.

                  "TAX SHARING AGREEMENT": the Tax Sharing Agreement to be entered into by the Company and AutoNation on or before the Spin-Off Date, substantially in the form of such agreement delivered to the Agents on the Closing Date pursuant to Section 4.1(c), as the same may be amended, supplemented or otherwise modified in accordance with
         Section 6.10.

                  "TRANSACTION DOCUMENTS": the collective reference to the Separation and Distribution Agreement, the Tax Sharing Agreement, the Transitional Services Agreement, the Loan Documents, the Benefits Agreement, the AutoNation Reimbursement Agreement, the New Credit Facility Documents, the Indenture and the Exchange Notes.

                  "TRANSACTIONS": the collective reference to the Spin-Off, the issuances of Indebtedness under this Agreement, the New Credit Facility and the Indenture.

                  "TRANSFEREE": as defined in Section 9.6(h).

                  "TRANSITIONAL SERVICES AGREEMENT": the Transitional Services Agreement entered into by the Company and AutoNation on the Spin-Off Date, as the same may be amended, supplemented or otherwise modified in accordance with Section 6.10.

                  "TRUSTEE": as defined in Section 5.9(a).

                  "UNRESTRICTED SUBSIDIARY": means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
         Subsidiary:

                           (i) has no Indebtedness other than Non-Recourse Debt;

                           (ii) is not party to any agreement, contract,
                  arrangement or understanding with the Company or any Restricted Subsidiary of the Company (other than in connection with the pledge of the Equity Interests of an Unrestricted Subsidiary) unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                           (iii) is a Person with respect to which neither the
                  Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                           (iv) has not guaranteed or otherwise directly or
                  indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries other than the Loans; and

                           (v) has at least one director on its board of
                  directors that is not a director or executive officer of the Company or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries;

         provided that, the provisions set forth in clauses (iii) and (iv) of this definition of "Unrestricted Subsidiary" shall not be applicable if any of the foregoing are permitted by Section 6.2 hereof.

                  "VOTING STOCK": of any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "WARRANT AGREEMENT": the Warrant Agreement, substantially in the form of EXHIBIT D, to be executed and delivered by the Company and The Bank of New York, as warrant agent with respect to the Warrants on or before the Spin-Off Date.

                  "WARRANTS": the warrants of the Company as described in the Warrant Agreement.

                  "WEIGHTED AVERAGE LIFE TO MATURITY": when applied to any Indebtedness at any date, the number of years obtained by dividing:

                           (i) the sum of the products obtained by multiplying
                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by
                  (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

                           (ii) the then outstanding principal amount of such
                  Indebtedness.

                  "WHOLLY-OWNED SUBSIDIARY": means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company or by one or more Wholly Owned Subsidiaries of such Person other than director's qualifying shares or shares held by citizens or nationals of a foreign jurisdiction pursuant to regulatory requirements.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
6.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                  (f) Unless otherwise specified herein or therein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or modified (subject to any restrictions on such amendments, supplements or modifications contained herein).

                     SECTION 2. AMOUNT AND TERMS OF LOANS.

                  2.1 LOANS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually, an "INITIAL LOAN" and collectively, the "INITIAL LOANS") to the Company on the Spin-Off Date in a principal amount equal to such Lender's Commitment set forth on Schedule 2.1. Any Commitments not drawn on the Spin-Off Date shall terminate.

                  (b) Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid on the Initial Maturity Date, to convert the then outstanding principal amount of its Initial Loans into loans (individually, a "ROLLOVER TERM LOAN" and collectively, the "ROLLOVER TERM LOANS"; the Initial Loans and the Rollover Term Loans, collectively, the "LOANS") to the Company, on or before the Initial Maturity Date, in aggregate principal amount equal to then outstanding principal amount of the Initial Loans then held by such Lender. Upon the conversion by each Lender of Initial Loans into Rollover Term Loans, such Lender shall cancel on its records a principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Rollover Term Loan resulting from such conversion, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Rollover Term Loans.

                  2.2 PROCEDURE FOR BORROWING. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, two Business Days prior to the anticipated Spin-Off Date) requesting that the Lenders make the Initial Loans on the Spin-Off Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Spin-Off Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the principal amount of the Initial Loans to be made by such Lender. The Administrative Agent shall then make the proceeds of the Initial Loans available to the Company.

                  2.3 MATURITY AND EXCHANGE NOTES. (a) The Initial Loans will mature on the Initial Maturity Date.

                  (b) The Rollover Term Loans will mature on the Final Maturity Date.

                  (c) Each Lender will have the option on or after the Initial Maturity Date at any time or from time to time to receive Exchange Notes in exchange for the Rollover Term Loans or, on the Initial Maturity Date, the Initial Loans, of such Lender then outstanding in accordance with Section 5.9. The principal amount of the Exchange Notes will equal 100.0% of the aggregate principal amount (including any PIK Interest Amount) of the Loans for which they are exchanged. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof). Notwithstanding any other provision hereof, the terms of any Loan that has been tendered to the Escrow Agent for exchange for Exchange Notes pursuant to Section 2(a) of the Escrow Agreement shall be amended as follows: (i) any prepayment of such Loan must be made at a price equal to the applicable redemption price pursuant to Section 3.1 of the Indenture for the Exchange Note that is required to be delivered to the holder of such Loan pursuant to the Escrow Agreement and (ii) the interest rate of such Loan shall equal the interest rate on the Exchange Note that is required to be delivered to the holder of such Loan pursuant to the Escrow Agreement.

                  2.4 REPAYMENT OF LOANS. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan when due in accordance with the terms hereof and of the Loan Notes. The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

                  2.5 OPTIONAL AND MANDATORY PREPAYMENTS.(a) The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto, which notice shall specify the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000, or a whole multiple thereof and
(B) the aggregate unpaid principal amount of the Loans.

                  (b) If, subsequent to the Closing Date, the Company or any of its Restricted Subsidiaries shall issue any Indebtedness (other than Indebtedness incurred pursuant to Section 6.3(b)) or Capital Stock (other than shares of Capital Stock (i) of a Restricted Subsidiary issued to the Company or any Wholly-Owned Subsidiary of the Company; (ii) of the Company or any Restricted Subsidiary issued pursuant to employee stock option plans and other bona fide employment-related arrangements; (iii) issued to fund all or part of the purchase price of the acquisition by the Company or any Subsidiary of the Company of any franchisee (whether by acquisition of stock or assets, merger or otherwise) from any Person not to exceed $25.0 million in the aggregate; (iv) issued to any lender or other entity that is not an Affiliate of the Company providing financing to the Company or any Subsidiary in connection with a bona fide financing transaction permitted pursuant to Section 6.3(b), in an amount that is necessary to raise such financing; (v) issued pursuant to the options, warrants and other convertible securities of the Company or any Subsidiary existing on the date hereof or permitted pursuant to the foregoing clauses (ii) through (iv), inclusive; (vi) issued pursuant to the exercise of the Warrants or
(vii) with a fair market value at the time of issuance of no more than $5.0 million, in the aggregate), an amount equal to 100% of the net proceeds thereof shall be promptly applied toward the prepayment of the Loans; PROVIDED, HOWEVER, that such net proceeds need not be applied to the prepayment of the Loans to the extent that such net proceeds are (x) required to be and are applied pursuant to the New Credit Facility in satisfaction of Obligations thereunder and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount of the Obligations so satisfied or (y) are applied after the Initial Maturity Date to repay any subordinated obligations of the Company to AutoNation with respect to the General Motors Letter of Credit.

                  (c) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least three Business Days' prior written notice, or telephone notice promptly confirmed in writing, of each prepayment in whole or in part pursuant to this Agreement setting forth the date and amount thereof.

                  (d) Accrued and unpaid interest on the amount of any principal of the Loans prepaid under this Section 2.5 shall be paid to and on the date of such prepayment.

                  2.6 INTEREST RATES AND PAYMENT DATES. (a) Each Initial Loan shall bear interest at a rate per annum equal to 13.5%.

                  (b) Each Rollover Term Loan shall bear interest for each day during the period from and including the Initial Maturity Date to, but excluding, the Final Maturity Date or date of exchange for an Exchange Note on the unpaid principal thereof at a rate per annum equal to 13.5% plus the Adjusted Margin in effect for such day.

                  (c) Notwithstanding the foregoing clause (b), the interest rate borne by the Loans shall not exceed the lesser of (i) 18% per annum and
(ii) the maximum interest rate permitted by law. To the extent the interest on any Loan for the period ending on any Interest Payment Date exceeds a rate of 14% per annum, the Company may elect to capitalize such excess interest (or portion thereof) as principal and thereby add such capitalized interest to the principal amount of the applicable Loans. Such interest capitalized as principal and thereby added to the principal amount of the applicable Loans shall be referred to as "PIK INTEREST AMOUNT." If requested by any Lender, the Company shall issue Subsequent Rollover Term Notes in an aggregate principal amount equal to such PIK Interest Amount or all or a portion of such excess interest to be paid, as the case may be.

                  (d) If all or a portion of (i) the principal amount of any of the Loans, (ii) any interest payable thereon, or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 7(b)), such Loan and any such overdue amount shall, without limiting the rights of the Lenders under Section 7, bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the applicable rate hereunder for any Loan (but without giving effect to the foregoing clause (x)) plus 2%, in each case, from the date of such non-payment until such amount is paid in full.

                  (e) Subject to Section 2.6(c), interest shall be payable in arrears on each Interest Payment Date, the Initial Maturity Date and upon the Final Maturity Date of the Loan in respect of which any such interest is accruing, PROVIDED that interest accruing pursuant to Section 2.6(d) shall be payable from time to time on demand.

                  2.7 COMPUTATION OF INTEREST AND FEES. Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  2.8 PRO RATA TREATMENT AND PAYMENTS. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made PRO RATA according to the Commitment Percentages of the Lenders.

                  (b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Payment Office in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall distribute such payments promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  2.9 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.10 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing, or maintaining its Loans or to reduce any amount receivable hereunder in respect thereof, then, in either case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to Section 2.9(a), it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a prompt written request therefor, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Company pursuant to this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.10 TAXES. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding franchise taxes and taxes imposed on or measured by net income, receipts or capital imposed by reason of any connection between, as applicable, any Agent, any Lender, any Assignee or Participant or other recipient and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place of business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes
(i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, including, where applicable, any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender's beneficial owners or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I attached hereto and a Form W-8BEN, or any subsequent versions thereof or successors thereto duly completed and signed and duly executed by such Non-U.S. Lender (and where applicable, its beneficial owners) claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender, Assignee and Participant which is not a Non-U.S. Lender shall deliver to the Company and the Administrative Agent (and if applicable the assigning or Participating Lender) two duly completed and signed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Company that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such Lender, Assignee and Participant shall deliver to the Company and the Administrative Agent and, if applicable, the assigning or Participating Lender two further duly completed and signed forms and statements (or successor forms) at or before the time any such form or statement becomes obsolete. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If the Administrative Agent or any Lender receives a refund, or otherwise would have received a refund but for the offset of the amount of the refund against the Lender's Non-Excluded or Other Taxes ("TAX REFUND"), which in the reasonable judgment of such Lender is allocable to Non-Excluded Taxes or Other Taxes paid by the Company, it shall promptly pay such Tax Refund, together with any other amounts paid by the relevant Company in connection with such Tax Refund to such Company, net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund, PROVIDED, HOWEVER, that such Company agrees to promptly return such Tax Refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that the Administrative Agent or such Lender is required to repay such Tax Refund.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to each Agent and each Lender that:

                  3.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2000 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Spin-Off, (ii) the Loans to be made on the Spin-Off Date and the use of proceeds thereof, (iii) the incurrence of Indebtedness under the New Credit Facility and the application of the proceeds thereof on the Spin-Off Date and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of the Company and its consolidated Subsidiaries as at March 31, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Company as at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Company as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for such periods (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Company and its Subsidiaries do not have any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or referred to in the most recent financial statements, including the related schedules and notes thereto, referred to in this paragraph. Except as disclosed in the Form 10 Registration Statement, during the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Company of any material part of its business or property.

                  3.2 NO CHANGE. Except as disclosed in the Form 10 Registration Statement, since December 31, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (other than Foreign Subsidiaries and Inactive Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except on or prior to the Closing Date), (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Company, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Company, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Spin-Off, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been, or will have been as of the Spin-Off Date, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than Permitted Liens, the Liens created by the security documents under the New Credit Facility and immaterial Liens). No Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.6 NO MATERIAL LITIGATION. Except as disclosed in the Form 10 Registration Statement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.7 NO DEFAULT. Except as disclosed in the Form 10 Registration Statement, neither the Company or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except for Permitted Liens.

                  3.9 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No claim that could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company know of any valid basis for any such claim. To the knowledge of the Company, the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  3.10 TAXES. Each of AutoNation (with respect to any years in which the Company would be deemed a part of the same consolidated group with AutoNation for purposes of U.S. income taxes), the Company and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any tax, fee or charge, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of AutoNation, the Company or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  3.12 LABOR MATTERS. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

                  3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except to the extent that the failure to comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, in either case that resulted in a material liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA that could reasonably be expected to result in a Material Adverse Effect if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Company, no such Multiemployer Plan is in Reorganization or Insolvent, which Reorganization or Insolvency could reasonably be expected to result in a Material Adverse Effect.

                  3.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  3.15 SUBSIDIARIES. The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of the Company at the date hereof. Schedule 3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  3.16 USE OF PROCEEDS. The proceeds of the Loans shall be used to repay vehicle debt, increase restricted cash and cash equivalents, repay a loan from AutoNation and pay fees and expenses in connection with the New Credit Facility, as further described in the Form 10 Registration Statement.

                  3.17 ENVIRONMENTAL MATTERS. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) the Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required to be held by any of them for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Company or any of its Subsidiaries, or
         (ii) interfere with the Company's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

                  (d) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  3.18 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Form 10 Registration Statement or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Form 10 Registration Statement or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents including, without limitation, any notice delivered pursuant to Section 5.7.

                  3.19 SOLVENCY. The Company and its Subsidiaries, on a consolidated basis, are and after giving effect to the Spin-Off and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  3.20 CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of the Company, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of the Company with General Motors.

                        SECTION 4. CONDITIONS PRECEDENT.

                  4.1 CONDITIONS TO CLOSING. The Closing Date shall be the date on which the following conditions precedent shall have been satisfied by the Company or waived by the Administrative Agent as shall be evidenced by a written acknowledgment of the Administrative Agent, which Closing Date occurred on May 26, 2000:

                  (a) The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Company with a counterpart for each Lender.

                  (b) The Lenders shall have received a complete and correct copy of the New Credit Facility, in form and substance satisfactory to the Lenders certified as to authenticity by the Company; the New Credit Facility shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented, or otherwise modified without the prior written consent of the Administrative Agent.

                  (c) The forms of (i) the Separation and Distribution Agreement, (ii) the Tax Sharing Agreement, (iii) the Transitional Services Agreement, (iv) the Benefits Agreement and (v) the AutoNation Reimbursement Agreement to be entered into by the Company and AutoNation at the time of the Spin-Off shall be reasonably satisfactory to the Administrative Agent.

                  (d) There shall not have occurred or become known to the Lenders any event, development or circumstance since December 31, 1999 (the date of the most recent audited financial statements delivered to the Lenders as of the date hereof) that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the Spin-Off, (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Company and its subsidiaries, taken as a whole, or that calls into question in any material respect the projections previously supplied to the Lenders or any of the material assumptions on which the projections were prepared or (iii) the validity or enforceability of any of the documents relating to the Loans or the rights and remedies of the Administrative Agent and the Lenders thereunder. The Lenders shall not have become aware after the date hereof of any information or other matter affecting the Company or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Lenders prior to the date hereof.

                  (e) Each of the representations and warranties made in or pursuant to Section 3 or that are contained in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (f) No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Initial Loans to be made on the Closing Date.

                  (g) All fees and expenses required to be paid by the Company on or before the Closing Date shall have been paid or provision for payment thereof shall have been made.

                  (h) The Administrative Agent shall have received an Officer's Certificate from the Company dated the Closing Date in the form of Exhibit H.

                  4.2 CONDITIONS TO FUNDING. On the Spin-Off Date, the proceeds from the Loan shall be made available to the Company only upon satisfaction by the Company or waiver by the Administrative Agent of the following conditions precedent:

                  (a) Either (i) the Spin-Off shall have been consummated substantially in accordance with the description thereof set forth in the Form 10 Registration Statement, and the Administrative Agent shall have received such evidence thereof as it shall reasonably request or
         (ii) the Spin-Off shall be scheduled to occur on the date hereof and the Administrative Agent shall have received (A) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a responsible officer of AutoNation certifying that (1) all of the conditions to effectiveness of the Spin-Off pursuant to the Spin-Off Documentation have been satisfied (except for the distribution of shares of common stock of the Company to the shareholders of AutoNation) and (2) AutoNation has given instructions to the Distribution Agent (under and as defined in the Spin-Off Documentation) to distribute the shares of common stock of the Company to the shareholders of AutoNation and (B) a guarantee, in form and substance reasonably satisfactory to the Administrative Agent, executed by AutoNation to guarantee the Obligations, such guarantee to become effective only if the Spin-Off does not occur on the date hereof.

                  (b) The Company shall have complied with all of its obligations under and agreements in the Interim Loan Commitment Letter, the Engagement Letter and the Interim Loan Fee Letter.

                  (c) The Administrative Agent shall have received for the account of each Lender requesting the same, (i) a Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company and (ii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Guarantor.

                  (d) After giving effect to the consummation of the Spin-Off, the shareholders' equity of the Company, determined in accordance with GAAP, shall be not less than $851,000,000, and the Administrative Agent shall have received evidence thereof as they shall reasonably request evidence thereof in the form of a certificate to such effect, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Senior Vice President or Treasurer of the Company and a Senior Vice President or Treasurer of AutoNation.

                  (e) After giving effect to the consummation of the Spin-Off and the debt financing contemplated hereby, (i) there shall not exist any default or event of default under the New Credit Facility or under any other material indebtedness or agreement of the Company (other than any default or event of default arising out of a breach of any representation or warranty with respect to a material adverse change) and (ii) the representations and warranties of the Credit Parties (as defined in the New Credit Facility) included in the New Credit Facility Documents (other than any representation or warranty with respect to a material adverse change) shall be true and correct in all material respects; provided that the obligation of the Administrative Agent to make the proceeds of the Loan available to the Company on the Spin-Off Date shall not be subject to the condition that the representations and warranties contained in Sections 4.2, 4.6, 4.12, 4.13 and 4.17 of the New Credit Facility and the last sentence of Section 4.18 of the New Credit Facility be true and correct in any respect so long as the failure of any such representation or warranty to be true and correct
         (x) does not arise out of a conscious action or inaction of any Loan Party and (y) the Company or any other Loan Party is actively, diligently and in good faith proceeding with continuity to remedy such failure to the extent that remedying such failure does not involve the payment of money in an amount that is material to the business of the Loan Parties taken as a whole.

                  (f) Each of the Separation and Distribution Agreement, the Tax Sharing Agreement, the Transitional Services Agreement, the Benefits Agreement and the AutoNation Reimbursement Agreement (i) shall have been entered into in substantially the form approved by the Administrative Agent on or prior to the Closing Date pursuant to
         Section 4.1(c); and (ii) shall be in full force and effect and shall not have been amended or otherwise modified in any material respect.

                  (g) All government and third party approvals necessary in connection with the Spin-off, the continuing operations of the Company and its subsidiaries and the transactions contemplated thereby (other than any approvals necessary to be obtained by the Administrative Agent) shall have been obtained and be in full force and effect, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (h) The Administrative Agent shall have received a certificate of each Loan Party, dated the Spin-Off Date substantially in the form of Exhibit J, with appropriate insertions and attachments.

                  (i) The Administrative Agent shall have received the following executed legal opinions, dated the Spin-Off Date, in form and substance reasonably satisfactory to the Lenders:

                           (i) the legal opinion of Fried Frank Harris Shriver &
                  Jacobson, counsel to the Company and its Subsidiaries; and

                           (ii) the legal opinion of Howard Schwartz, Esq.,
                  general counsel of the Company and its Subsidiaries.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (j) The amounts available to be drawn under the New Credit Facility to meet the ongoing working capital needs of the Company from the date of the Spin-off through the maturity of the New Credit Facilities shall not be less than such amounts determined by the Lenders on the Closing Date to be sufficient.

                  (k) The Warrant Agreement, the Registration Rights Agreements, the Exchange Notes, the Indenture and the Escrow Agreement, shall each have been executed and delivered by a duly authorized officer of the Company; and the Company shall have executed and placed in escrow under the Escrow Agreement Exchange Notes and Warrants representing 7.5% of the fully diluted common stock outstanding on the Spin-Off Date (calculated after giving effect to the exercise of such Warrants and all options, warrants and rights to acquire common stock and the conversion of all convertible securities for the maximum number of shares of common stock obtainable whether or not such convertible securities are then convertible securities).

                  (l) Each of the representations and warranties made in or pursuant to Section 3 or that are contained in any other Loan Document (other than Section 3.2) shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that the obligation of the Administrative Agent to make the proceeds of the Loan available to the Company on the Spin-Off Date shall not be subject to the condition that the representations and warranties contained in Sections 3.2, 3.6, 3.12, 3.13, 3.17, and the last sentence of Section
         3.18 be true and correct in any respect so long as the failure of any such representation or warranty to be true and correct (x) does not arise out of a conscious action or inaction of any Loan Party and (y) the Company or any other Loan Party is actively, diligently and in good faith proceeding with continuity to remedy such failure to the extent that remedying such failure does not involve the payment of money in an amount that is material to the business of the Loan Parties taken as a whole.

                  (m) No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Initial Loans to be made on the Spin-Off Date.

                  (n) All fees and expenses required to be paid by the Company on or before the Spin-Off Date shall have been paid or provision for payment shall have been made.

                  (o) The Administrative Agent shall have received true and correct copies of the Subordinated Notes executed by the obligor thereunder, certificated as to authenticity by a Responsible Officer.

                  4.3 CONDITIONS TO ROLLOVER TERM LOANS. The obligation of each Lender to convert its Initial Loans to Rollover Term Loans is subject to the following conditions:

                  (a) No Default, Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing under this Agreement and no payment default shall have occurred and be continuing under the New Credit Facility.

                  (b) The Company shall have paid in immediately available funds all accrued and unpaid interest with respect to the Initial Loans and all fees then due and owing, in accordance with this Agreement and the Commitment Documents.

                  (c) The Debt Shelf Registration Statement with respect to the Exchange Notes shall have been filed with the SEC.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as any Loan or other amount is owing to any Lender or any Agent hereunder the Company shall, and shall cause each of its Subsidiaries to:

                  5.1 FINANCIAL STATEMENTS. Furnish to the Administrative
Agent:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing provided that the delivery of the Company's annual report on Form 10-K shall be deemed to satisfy the requirements of this paragraph; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments), provided that the delivery of the Company's quarterly reports on Form 10-Q shall be deemed to satisfy the requirements of this paragraph;

all such financial statements to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent, or, in the case of clause (h), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, an Officers' Certificate containing all information and calculations necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be;

                  (c) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the AutoNation Guarantee documentation or the General Motors Letter of Credit documentation;

                  (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

                  5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a)
(i) Preserve, renew and keep in full force and effect its corporate, limited liability company or partnership existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 6.9 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (at the expense of such Lender unless an Event of Default has occurred and is continuing, in which case, at the expense of the Company) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants (subject to the confidentiality provisions contained in Section 9.14).

                  5.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that in either case (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan that, in either case could reasonably be expected to result in liability in excess of $5,000,000; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits.

                  (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  5.9 EXCHANGE NOTES. (a) At any time on or prior to the Spin-Off Date, enter into the Indenture with a bank or trust company acting as indenture trustee thereunder (the "TRUSTEE"), which shall be a corporation organized and doing business under the laws of the United States of America or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $50,000,000.

                  (b) At any time on or after the Initial Maturity Date on or prior to the third Business Day following the written request (the "EXCHANGE REQUEST") of any Lender execute, and cause the Trustee to authenticate, and deliver to such Lender in accordance with the Indenture an Exchange Note bearing interest then in effect on such Lender's Rollover Term Loan in exchange for such Lender's Rollover Term Loan dated the date of the issuance of such Exchange Note, registered in the name specified by such Lender, in the principal amount equal to 100% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Rollover Term Loans for which they are exchanged. Each Exchange Request shall specify the principal amount of the Rollover Term Loans to be exchanged pursuant to this Section 5.9, which shall be at least $1,000,000 and in integral multiples of $100,000 in excess thereof and, if such Lender holds Rollover Term Notes, be accompanied by the Rollover Term Notes to be exchanged for Exchange Notes. The Exchange Notes shall mature on the sixth anniversary of the Initial Maturity Date. Any Loan Notes delivered to Company under this Section 5.9 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Lender's Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Indenture.

                  5.10 COMPLIANCE WITH COMMITMENT DOCUMENTS. The Company shall comply with all of its obligations under and agreements in the Interim Loan Fee Letter.

                  5.11 COMPLIANCE WITH ESCROW AGREEMENT. The Company shall comply with all of its obligations under and agreements in Section 2 of the Escrow Agreement.

                         SECTION 6. NEGATIVE COVENANTS

                  The Company hereby agrees that, so long as any Commitments remain in effect, or any Loans or other amount is owing to any Lenders or any Agents hereunder, the Company shall comply with the provisions of this Section 6 (PROVIDED THAT, nothing contained herein shall limit the ability of the Company and its Subsidiaries to enter into and consummate the Spin-Off and transactions that are set forth in or expressly permitted by the Spin-Off Documents in the forms provided pursuant to Sections 4.1(c)):

                  6.1  FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                              CONSOLIDATED FIXED
          FISCAL QUARTER                     CHARGE COVERAGE RATIO
          --------------                     ---------------------

          FQ3 2000                                  1.00:1.00

          FQ4 2000                                  1.00:1.00

          FQ1 2001                                  1.05:1.00



                  (b) CONSOLIDATED ADJUSTED FUNDED DEBT RATIO. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, permit the Consolidated Adjusted Funded Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                              CONSOLIDATED ADJUSTED
          FISCAL QUARTER                        FUNDED DEBT RATIO
          --------------                     ---------------------

          FQ3 2000                                  4.00:1.00

          FQ4 2000                                  3.75:1.00

          FQ1 2001                                  3.75:1.00


For purposes of the foregoing covenants, the definitions and calculations used in this Section 6.1 shall have the meanings and methodology assigned to them in the New Credit Facility, as of the date hereof.

                  6.2  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) On or prior to the Initial Maturity Date, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to

                           (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or distributions to the Company or any Guarantor or payable in Equity Interests (other than Disqualified Stock) of the Company;

                           (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any entity that beneficially owns a majority of the Voting Stock of the Company or any entity through which such entity beneficially owns such stock;

                           (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Loans (other than (a) the purchase, repurchase or other acquisition of Indebtedness that is subordinated to the Loans in anticipation of satisfying a sinking fund obligation, principal installment or any payment at final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition, and (b) Indebtedness that is permitted under clause (vi) of Section 6.3(b)); or

                           (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS").

                  The foregoing provisions shall not prohibit Restricted Payments in an aggregate amount prior to the Initial Maturity Date not to exceed $5 million.

                  (b) After the Initial Maturity Date, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

                           (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                           (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a); and

                           (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Initial Maturity Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv),
         (vii) or (viii) of the next succeeding paragraph), is less than the sum of:

                                    (1) 50% of the Consolidated Net Income of
                  the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the Initial Maturity Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                    (2) 100% of the aggregate net cash proceeds
                  or the fair market value of property other than cash received by the Company as a contribution to its common equity capital or from the issue or sale since the Initial Maturity Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                                    (3) to the extent not already included in
                  Consolidated Net Income of the Company for such period without duplication, any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary; plus

                                    (4) an amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; plus

                                    (5) any amount which previously was treated
                  as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary to the extent that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

                  The foregoing provisions of this paragraph (b) shall not prohibit:

                           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                           (ii) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness to AutoNation with respect to the General Motors letter of credit which is subordinated to the Loans in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (b)(iii)(2) of the preceding paragraph;

                           (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Loans in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                           (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests so long as the Company or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests;

                           (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any of its Restricted Subsidiaries from employees, former employees, directors, former directors, consultants and former consultants of the Company or any of its Restricted Subsidiaries (or permitted transferees of any of such persons), pursuant to the terms of the agreements, including employment agreements, equity subscription agreements or stock option agreements, or plans or amendments thereto; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions and other acquisitions or retirements (other than in the case of death or disability) shall not exceed $5.0 million in any calendar year plus the net proceeds received from the sale of Equity Interests to employees during such twelve-month period plus the proceeds of key person life insurance policies received after the date of this Agreement (with amounts not used in any twelve-month period carried forward to succeeding twelve month periods);

                           (vi) so long as no Default or Event of Default has occurred and is continuing, the repurchase of any subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a change of control pursuant to a provision similar to Section 6.8; PROVIDED that prior to consummating such repurchase, the Company has made the change of control offer as provided in Section 6.8 and has repaid Loans in connection with such change of control offer;

                           (vii) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options;

                           (viii) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or preferred stock of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under Section 6.3 hereof to the extent such dividends or distributions are included in the definition of Fixed Charges After Fleet Costs;

                           (ix) the redemption by either Risk Management Subsidiary of the shares of its minority shareholder to the extent required pursuant to the charter documents (as in effect on the date hereof) governing such Risk Management Subsidiary for cash consideration not to exceed $1,700,000 in the aggregate; and

                           (x) other Restricted Payments in an aggregate amount
since the Closing Date not to exceed $25.0 million.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company pursuant to such Restricted Payment. Not later than 10 days after the date of making any Restricted Payment in excess of $2.5 million, the Company shall deliver to the Administrative Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under
Section 6.2 hereof were computed, together with a copy of (1) a resolution of the Board of Directors determining the fair market value of any non-cash Restricted Payment in excess of $5.0 million and (2) an opinion or appraisal issued by an investment banking, accounting or appraisal firm of national standing if such fair market value exceeds $10.0 million.

                  If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Agreement, such Restricted Payment shall be deemed to have been made in compliance with this Agreement notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting the Company's Consolidated Net Income for any period.

                  6.3 LIMITATION ON INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that on or after the Initial Maturity Date the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is a Guarantor or a Foreign Subsidiary may incur Indebtedness (including Acquired Debt) and issue shares of preferred stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) The provisions of the foregoing paragraph (a) shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT") so long as no Default has occurred and is continuing or would be caused thereby:

                           (i) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, letters of credit and related Guarantees under the Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness and letters of credit of the Company and its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability (excluding interest and fees) of the Company and its Restricted Subsidiaries thereunder) incurred pursuant to this clause (i) does not exceed the greater of (x) $225.0 million and (y) the Borrowing Base, less the aggregate amount of Asset Sale proceeds applied by the Company and its Restricted Subsidiaries to permanently reduce the availability of any such Indebtedness under the New Credit Facility pursuant to the provisions of Section 6.5;

                           (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                           (iii) the incurrence by the Company of Indebtedness under the Loans, Notes and Exchange Notes and the incurrence by the Guarantors of the Subsidiary Guarantees and Guarantees of the Exchange Notes;

                           (iv) the incurrence by the Company, or any of its Restricted Subsidiaries, of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease expense, cost of construction, repair or improvement of or addition to property, plant or equipment used in the business of the Company or such Restricted Subsidiary, the Capital Stock of a Restricted Subsidiary that owns such property, plant or equipment, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (iv), not to exceed $10.0 million at any time outstanding prior to the Initial Maturity Date or $25.0 million at any time outstanding thereafter;

                           (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (ii), (iii), (iv), (v) or, after the Initial Maturity Date, (xix) of this paragraph;

                           (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Loans, (2) if a Restricted Subsidiary of the Company that is a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's Subsidiary Guarantee and (3)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                           (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

                           (viii) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section and is otherwise in accordance with this Agreement;

                           (ix) Permitted Vehicle Indebtedness and Customer Lease Financing Loans;

                           (x) Indebtedness represented by Guarantees or letters of credit issued to airports and airport and other governmental authorities for the construction of airport rental or related facilities to be used by the Company or any Restricted Subsidiary in the ordinary course of business that do not exceed for the Company and all Restricted Subsidiaries in the aggregate $50.0 million at any time outstanding;

                           (xi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) (and any Indebtedness Incurred by Foreign Subsidiaries prior to the Closing Date to finance working capital) and then outstanding, does not exceed $25.0 million prior to the Initial Maturity Date or $50.0 million thereafter;

                           (xii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                           (xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary or incurred in connection with a sale of Capital Stock of the Company;

                           (xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                           (xv) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary), PROVIDED, HOWEVER, that (A) if such Restricted Subsidiary was a franchisee and if the acquisition was made prior to the Initial Maturity Date, that the amount of such Indebtedness, together with all other such Indebtedness of Restricted Subsidiaries acquired after the Closing Date, does not exceed $10.0 million in the aggregate and (B) if such acquisition was made after the Initial Maturity Date, on the date of such acquisition and after giving effect thereto, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

                           (xvi) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, PROVIDED that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of preferred stock;

                           (xvii) letters of credit issued for the account of any of the Company's insurance subsidiaries in an amount not to exceed $40.0 million in the aggregate outstanding at any one time;

                           (xviii) additional notes issued pursuant to and in accordance with the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC and Republic Industries, Inc. (n/k/a AutoNation, Inc.), provided that such notes shall not exceed ,6,765,380 in the aggregate;

                           (xix) the incurrence of Indebtedness of the Company or a Restricted Subsidiary to AutoNation under subordinated loan, reimbursement or indemnification obligations with respect to Continuing Obligations; and

                           (xx) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xx), not to exceed $25.0 million prior to the Initial Maturity Date or $50.0 million thereafter.

                  (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness under Section 6.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations or Guarantor Subordinated Obligations unless such Indebtedness shall be subordinated to the Loans to at least the same extent as such Subordinated Obligations or Guarantor Subordinated Obligations.

                  (d) For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through
(xx) of Section 6.3(b) above as of the date of incurrence thereof or is entitled to be incurred pursuant to Section 6.3(a) as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred; PROVIDED that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

                  6.4 LIMITATION ON PERMITTED VEHICLE INDEBTEDNESS. The aggregate principal amount of outstanding Permitted Vehicle Indebtedness held by Persons other than the Company and its Restricted Subsidiaries as of the last calendar day of each month (the "DETERMINATION DATE") shall not exceed the net book value of the Permitted Vehicle Collateral securing Permitted Vehicle Indebtedness held by Persons other than the Company and its Restricted Subsidiaries on such Determination Date. Notwithstanding the foregoing, if the Company is not in compliance with the preceding sentence on any Determination Date, the Company will not be in breach thereof so long as:

                  (a) within 25 days from the Determination Date (or if such day is not a Business Day, on the next succeeding Business Day) the Company or its Restricted Subsidiaries repay sufficient Permitted Vehicle Indebtedness or deposits as collateral additional Permitted Vehicle Collateral so that the Company would have been in compliance as of the Determination Date assuming such repayment or deposit had been made on such date; or

                  (b) the Company delivers to the Administrative Agent an Officers' Certificate setting forth the amount of the shortfall within 25 days of such Determination Date (or if such day is not a Business Day, on the next succeeding Business Day) and within 50 days from the Determination Date (or if such day is not a Business Day, on the next succeeding Business Day) the Company or one or more of its Restricted Subsidiaries:

                           (i) repays sufficient Permitted Vehicle Indebtedness;

                           (ii) deposits as collateral additional Permitted Vehicle Collateral; or

                           (iii) redesignates sufficient Permitted Vehicle Indebtedness that is not secured by an actual Lien on Permitted Vehicle Collateral to no longer constitute Permitted Vehicle Indebtedness, in each case so that the Company would have been in compliance as of the Determination Date assuming such repayment, deposit or redesignation had been made on such date; PROVIDED, HOWEVER, that, in the case of a redesignation pursuant to this clause (iii), such redesignation occurs after the Initial Maturity Date and on the date of such redesignation and after giving effect thereto as if such redesignated Indebtedness were Incurred by the Company on such date, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a); PROVIDED FURTHER, HOWEVER, that in determining whether the Company would have been able to incur such $1.00 of additional Indebtedness, the Company shall be entitled to exclude an amount of such redesignated Indebtedness equal to the amount of Indebtedness the Company could have Incurred on such date pursuant to clause (xx) of Section 6.3(b) hereof, and such excluded amount shall be deemed to have been Incurred pursuant to such clause (xx) of Section 6.3(b).

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                  6.5 ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Administrative Agent to the extent such Asset Sale involves consideration in excess of $5.0 million) of the assets or Equity Interests issued, sold, exchanged or otherwise disposed of, prior to the Initial Maturity Date, at least 90%, and on or after the Initial Maturity Date, at least 75%, of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and an amount equal to 100% of the Net Proceeds from such Asset Sale is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) FIRST, to the extent the Company or any Restricted Subsidiary is required to do so by the terms of any New Credit Facility, to prepay, repay or purchase such New Credit Facility; PROVIDED, however, that, in connection with such prepayment, repayment or purchase of Indebtedness, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and (B) SECOND, to prepay the Loans. Notwithstanding the foregoing, such Net Proceeds need not be applied to the prepayment of Loans to the extent that (x) such Net Proceeds are applied after the Initial Maturity
Date to repay any subordinated obligations of the Company to AutoNation with respect to the General Motors Letter of Credit, (y) such Net Proceeds do not exceed $5.0 million in any 12-month period and are applied within 365 days of such Asset Sale: (i) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in or to be used in a Permitted Business; (ii) to enter into a legally binding commitment to acquire a controlling interest in another business or other assets in or to be used in a Permitted Business; PROVIDED that the transaction contemplated by such agreement must be consummated no later than 120 days after the end of such 365-day period; or (iii) to acquire Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary or (z) no Default or Event of Default has occurred and is continuing and such Net Proceeds result from the sale of Borrowing Base assets and are applied within 5 days to purchase other Borrowing Base assets (and during such period pending repurchase are held in cash or Cash Equivalents).

                  For the purposes of this covenant, the following will be deemed to be cash: (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Loans or any Guarantee thereof) that are assumed by the transferee, purchaser, a third party on behalf of the transferee or purchaser or a third party on behalf of the transferee or purchaser of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability; (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days converted, sold or exchanged by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and (z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale after the Initial Maturity Date.

                  6.6 LIMITATION ON LIENS. (a) Prior to the Initial Maturity Date, the Company will not, and will not permit any Restricted Subsidiary to, create or cause to exist any consensual Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any obligation.

                  (b) After the Initial Maturity Date the Company will not, and will not permit any Restricted Subsidiary to, create or cause to exist any consensual Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness, unless effective provision is made to secure the Loans equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) such Indebtedness for so long as such Indebtedness is so secured. Any Lien created pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien on the other Indebtedness.

                  6.7 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to:

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                  (a) (i) pay dividends or make any other distributions to the
Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary;

                  (b) make loans or advances to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary; or

                  (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that directly or indirectly own any Capital Stock of such Restricted Subsidiary; except for such encumbrances or restrictions existing under or by reason of:

                           (i) Existing Indebtedness and any agreement as in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the agreements as in effect on the Closing Date;

                           (ii) the New Credit Facility as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings or such other Credit Facility are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the Closing Date;

                           (iii)  this Agreement;

                           (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that such Indebtedness was permitted by the terms of the Indenture to be incurred;

                           (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business;

                           (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

                           (vii) Indebtedness of Guarantors, PROVIDED that such Indebtedness was permitted to be incurred pursuant to the Indenture;

                           (viii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                           (ix) restrictions imposed on the obligor of any Permitted Vehicle Indebtedness;

                           (x) restrictions on any Specified Financing
         Subsidiary pursuant to the terms of the Customer Lease Financing Loans under which it is obligated;

                           (xi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (xii) any restriction or encumbrance consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Lien permitted to be Incurred under this Agreement on such asset or property;

                           (xiii) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                           (xiv) restrictions on Foreign Subsidiaries pursuant to arrangements governing Indebtedness of such Foreign Subsidiaries permitted pursuant to the covenant described under Section 6.3 hereof; and

                           (xv) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, including, without limitation, restrictions on the payment of dividends on the Company's insurance Subsidiaries imposed by federal or state government regulations.

                  6.8 CHANGE OF CONTROL. Upon a Change of Control each Holder will have the right to require that the Company repurchase all or any part of such Holder's Loans at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), such repurchase to be made in accordance with Section 6.8(b).

                  (a) Within 30 days following any such Change of Control, the Company will mail a notice to each Holder with a copy to the Administrative Agent stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Loans at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                           (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and shall not be earlier than the date the Change of Control occurs); and

                           (iii) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Loans purchased.

                  (b) Holders electing to have a Loan purchased will be required to give notice in writing to the Company at the address specified in Section 9.2 at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Loan which was to be purchased and a statement that such Holder is withdrawing its election to have such Loan purchased.

                  (c) On the purchase date, the Company shall pay the purchase price for the Loans to be purchased, to the Holders entitled thereto upon, in the case of Loans evidenced by Loan Notes, surrender of such Loan Notes.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Loans pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  (e) The Company will not be required to make a Change of Control offer, as described above, upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control.

                  6.9 MERGER, CONSOLIDATION, ETC. (a) Prior to the Initial Maturity Date, neither the Company nor any of its Restricted Subsidiaries may merge with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) any Restricted Subsidiary may merge into or consolidate with the Company, or the Company may merge with, consolidate into or transfer all or substantially all of its assets to a Restricted Subsidiary that is a Guarantor in a transaction in which the Company is the surviving corporation; (ii) any Restricted Subsidiary may merge into or consolidate with any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, and any Restricted Subsidiary of the Company may dispose of all or any of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary Guarantor; (iii) the Company or any of its Subsidiaries may change the jurisdiction of its organization so long as the new jurisdiction of the Company or any Subsidiary that is not a Foreign Subsidiary is in the United States; (iv) any Foreign Subsidiary may be merged, consolidated with or into, or sell, transfer, lease or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, another Foreign Subsidiary; (v) any Finance Company may be merged, consolidated with or into, or sell, transfer, lease or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, another Finance Company; (vi) any Insurance Company may be merged, consolidated with or into, or sell, transfer, lease or other dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, another Insurance Company; and (vii) the Company may liquidate any of its Inactive Subsidiaries.

                  (b) After the Initial Maturity Date, the Company will not directly or indirectly consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i) the Company is the surviving corporation, partnership, limited liability company or other entity, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under this Agreement and the Loans pursuant to a supplemental agreement in a form and substance reasonably satisfactory to the Administrative Agent;

                           (iii) immediately after such transaction no Default or Event of Default shall have occurred; and

                           (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, a merger of a Restricted Subsidiary with or into the Company or the sale, assignment, transfer, conveyance, lease or other disposition of assets or properties among the Company and its Restricted Subsidiaries, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will either:

                                    (1) immediately after such transaction after
                  giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) or

                                    (2) immediately following such transaction
                  after giving pro forma effect thereto and to any related financing transactions have a Fixed Charge Coverage Ratio which equals or exceeds the Fixed Charge Coverage Ratio immediately prior to such transaction.

                  Notwithstanding this Section 6.9(b), the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                  6.10 LIMITATION ON AFFILIATE TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

                  (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

                  (b) the Company delivers to the Administrative Agent:

                           (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors (or if there is only one disinterested member of the Board of Directors, such disinterested member); and

                           (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view, or an opinion that the terms of the Affiliate Transaction are on terms that are no less favorable to the Company or the particular Restricted Subsidiary than those that would have been obtained by the Company or such Restricted Subsidiary with an unrelated Person, issued by an accounting, appraisal or investment banking firm of national standing.

                           The following shall be deemed not to be Affiliate Transactions or subject to the provisions of the prior paragraph:

                                    (1) any employment, consulting, agency or
                  other compensation agreement entered into or benefit plan adopted by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                                    (2) transactions between or among the
                  Company and/or its Restricted Subsidiaries;

                                    (3) any sale or other issuance of Equity
                  Interests (other than Disqualified Stock) of the Company, including the issuance of stock options;

                                    (4) Permitted Investments or Restricted
                  Payments that are permitted by Section 6.2;

                                    (5) fees and compensation paid to members of
                  the Board of Directors of the Company and its Restricted Subsidiaries;

                                    (6) loans or advances to employees for
                  moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

                                    (7) fees and compensation (including the
                  issuance of stock options) paid to and indemnity provided on behalf of officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries, pursuant to agreements, statute, charter or by-law provision or otherwise;

                                    (8) transactions consummated pursuant to, or
                  contemplated by, and the entering into of the Separation and Distribution Agreement, Transitional Services Agreement, Tax Sharing Agreement, the Benefits Agreement, the AutoNation Reimbursement Agreement, leases, guarantees, parts agreements, corporate agreements, fleet agreements, association program agreements, association and affinity agreements, any agreements evidencing the Continuing Obligations, and other related agreements and other agreements ancillary to any of the foregoing, in each case between AutoNation and its Affiliates, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand, as such agreements are in effect on the Spin-Off Date and as such agreements may be amended from time to time in any manner not materially less favorable to the Holders;

                                    (9) transactions and agreements in effect on
                  the date of this Agreement, as such agreements may be amended or transactions modified from time to time in any manner not materially less favorable to the Holders;

                                    (10) customary business arrangements
                  consistent with past practice between the Company and its Subsidiaries, on the one hand, and Certified Vacations, Inc. and its affiliates, on the other hand;

                                    (11) the purchase of revenue earning
                  vehicles from AutoNation, Inc., PROVIDED that (1) the purchase price for such vehicles is no greater than the purchase price paid by AutoNation to an unrelated Person for such vehicles and (2) any processing or other fees paid to AutoNation in connection with such purchase are customary and consistent with industry practice;

                                    (12) transactions prior to the Spin-Off Date
                  between or among the Company and/or its Restricted Subsidiaries, on the one hand, and AutoNation and/or its subsidiaries, on the other hand, in connection with the spin-off of the Company; PROVIDED that such transactions satisfy the condition set forth in clause (a) of this Section
                  6.10 and the Company delivers to the Administrative Agent an Officer's Certificate certifying that such transaction complies with such clause (a);

                                    (13) any Affiliate Transaction that involves
                  consideration of $250,000 or less; PROVIDED that such Affiliate Transactions do not exceed $2.5 million in any 12-month period; and

                                    (14) a registration rights agreement with
                  Michael S. Egan and related entities in respect of the shares of common stock of the Company distributed to him pursuant to the Spin-Off, which registration rights agreement shall be on terms no less favorable to the Company than the existing registration rights agreement between AutoNation and Michael
                  S. Egan.

                  6.11 SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (a) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction as Permitted Debt prior to the Initial Maturity Date or pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) thereafter, and

                  (b) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors if in excess of $5.0 million) of the property that is the subject of such sale and leaseback transaction, and

                  (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 6.5.

                  Notwithstanding the preceding sentence, the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if such sale and leaseback transaction is between the Company and any Restricted Subsidiary or between Restricted Subsidiaries. In addition, the restrictions of this Section 6.11 shall not apply to sale and leaseback transactions with respect to revenue-earning or service vehicles.

                  6.12 LIMITATION ON SUBSIDIARY GUARANTEES. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless:

                  (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee in the form of Exhibit A hereto providing for a Guarantee of all of the Company's obligations under the Loans and this Agreement on terms substantially similar to the guarantee of such Indebtedness; PROVIDED that if such Indebtedness is by its express terms subordinated in right of payment to the Loans, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Loans substantially to the same extent as such Indebtedness is subordinated to the Loans; and

                  (b) such Restricted Subsidiary waives, and will not in any manner whatsoever claim to take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; PROVIDED, HOWEVER, that any Subsidiary may Guarantee Permitted Vehicle Indebtedness without complying with the foregoing covenant.

                  Notwithstanding the foregoing, any Guarantee of all of the Company's obligations under the Loans and this Agreement by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon:

                           (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement); or

                           (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

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                  6.13 LIMITATION ON BUSINESS ACTIVITIES. The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

                  6.14 DESIGNATION OF AN UNRESTRICTED SUBSIDIARY. The Company may designate any Subsidiary to be an "Unrestricted Subsidiary" as provided below only after the Initial Maturity Date, in which event the Subsidiary and each other Person that is then, or thereafter becomes, a Subsidiary of the Subsidiary will be deemed to be an "Unrestricted Subsidiary."

                  The Company may designate a Subsidiary to be an Unrestricted Subsidiary if

                           (i) the conditions set forth in the definitions of an "Unrestricted Subsidiary" are true on the effective date of such designation;

                           (ii) the Company or the Restricted Subsidiary that owns the Capital Stock of the Subsidiary to be designated an Unrestricted Subsidiary could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of the Capital Stock of such Subsidiary under Section 6.2; and

                           (iii) such amount is, as of the effective date of the designation, deemed to have been paid as a Restricted Payment under
         Section 6.2.

                  The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if

                           (i) the Board of Directors takes such action pursuant to a Board Resolution;

                           (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                           (iii) the Company and its Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under Section 6.3(a) on a pro forma basis after taking into account such designation; and

                           (iv) any Indebtedness of such Subsidiary is deemed to have been incurred as of the effective date of such designation.

                          SECTION 7. EVENTS OF DEFAULT.

                  If any of the following events shall occur and be continuing:

                  (a) default in the payment of any principal of any Loan or any Note when due in accordance with the terms thereof or hereof, or the failure to redeem, prepay or purchase Loans when required pursuant to this Agreement or any Note; or

                  (b) default in the payment when due or the failure to pay any interest on any Loan, or any other amount payable hereunder, within 5 days (if such default is on or prior to the Initial Maturity Date) or 30 days (if such default after the Initial Maturity Date), after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (c) any representation or warranty made or deemed made by the Company or any Guarantor herein or in any other Loan Document or which is contained in any certificate, document, or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (d) the Company shall default in the observance or performance of (i) any agreement contained in Section 5.10 or (ii) any agreement contained in Section 5.11 and, in the case of clause (ii), such default shall continue unremedied for a period of five Business Days after written notice to the Company by the Administrative Agent or to the Company and the Administrative Agent by the holders of 25% of the Loans; or

                  (e) the Company or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or the Subsidiary Guarantee (other than as provided in paragraphs (a) through (d) of this Section 7), and such default shall continue unremedied for a period of 45 days after written notice to the Company by the Administrative Agent or to the Company and the Administrative Agent by the Holders of 25% of the Loans; or

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly-Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of, or premium, if any, on, such Indebtedness prior to the later of (1) one day following the due date of such principal and (2) the expiration of the grace period provided in such Indebtedness ("PAYMENT DEFAULT") or (ii) has resulted in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more prior to the Initial Maturity Date or $25.0 million or more thereafter; or

                  (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million prior to the Initial Maturity Date or $25.0 million thereafter (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; or

                  (h) (i) the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter or, prior to the Initial Maturity Date, any Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Restricted Subsidiary prior to the Initial Maturity Date or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter or, prior to the Initial Maturity Date, any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter or, prior to the Initial Maturity Date, any Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter or, prior to the Initial Maturity Date, any Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary thereafter or, prior to the Initial Maturity Date, any Restricted Subsidiary shall be generally unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (i) at any time prior to the Initial Maturity Date (i) any Person shall engage in any "PROHIBITED transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity,
(iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other similar event or condition shall occur or exist with respect to a Plan that could result in a liability (other than in the ordinary course), and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (j) Either (i) any Subsidiary Guarantee shall cease, for any reason, to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Subsidiary Guarantor shall so assert in writing or (ii) the subordination provisions applicable to the AutoNation Subordinated Debt shall cease for any reason to be in effect, or AutoNation, any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) of this Section with respect to the Company, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 8. THE AGENTS

                  8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  8.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Holders of the Loans.

                  8.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitment Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any Holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.10 AUTHORIZATION TO RELEASE GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 9.15.

                  8.11 THE ARRANGER; THE SYNDICATION AGENT. Neither the Arranger nor the Syndication Agent, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                           SECTION 9. MISCELLANEOUS.

                  9.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any Loan Note, nor the Subsidiary Guarantee, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company and each Loan Party which is a party to the relevant Loan Documents written amendments, supplements or modifications hereto and to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, HOWEVER, that no such waiver and no such amendment, supplement, or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any mandatory prepayment thereof, (B) reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, or (C) restrict the right of any Lender to exchange Rollover Term Loans, or Initial Loans on and after the Initial Maturity Date, for Exchange Notes or amend the rate of such exchange, in each case without the written consent of each Lender directly affected thereby,
(ii) (A) amend, modify, or waive any provision of this Section 9.1, (B) reduce the percentage specified in the definition of Required Lenders, (C) consent to the assignment or transfer by the Company of any of its rights and obligations under the Loan Documents except as expressly permitted hereby, or (D) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all Holders of Exchange Notes, in each case without the consent of all of the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company and the other Loan Parties, the Lenders, the Administrative Agent, and all future Holders of the Loans. In the case of any waiver, the Company and the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section
9.1 unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth on its signature pages hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Company:                   ANC Rental Corporation
                                        200 South Andrews Avenue
                                        Fort Lauderdale, Florida  33301
                                        Attention:  Chief Financial Officer
                                        Facsimile:  (954) 320-4135
                                        Telephone: (954) 320-4000

         with a copy to:                Howard Schwartz, Esq.
                                        ANC Rental Corporation
                                        200 South Andrews Avenue
                                        Fort Lauderdale, Florida 33301

         and                            Valerie Ford Jacob, Esq.
                                        Fried Frank Harris Shriver & Jacobson
                                        One New York Plaza
                                        New York, NY  10004

         The Syndication Agent:         Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Andrew Keith
                                        Facsimile:  (212) 526-7691
                                        Telephone:  (212) 526-4059

         The Administrative Agent:          Lehman Commercial Paper Inc.
                                            3 World Financial Center
                                            New York, New York 10285
                                            Attention:  Andrew Keith
                                            Facsimile:  (212) 526-7691
                                            Telephone:  (212) 526-4059

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2 or 2.5 shall not be effective until received.

                  9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Notes or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the Loan Notes and in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 PAYMENT OF EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Transaction Documents or the use of the proceeds of the Loans in connection with the Transactions and any such other documents (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Company shall have no obligation hereunder to the Administrative Agent, or any Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under the Loan Documents, from material breach by the indemnified party of the Loan Documents, as the case may be. Subject to the foregoing proviso, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, (a) under or related to Environmental Laws or (b) arising from the use by unauthorized Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons or for any special, indirect, consequential or punitive damages in connection with the Loans, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any assignment or transfer by any Lender of its rights or obligations under the Loan Documents must be made in compliance with this
Section 9.6 (and any purported assignment in violation of this Section shall be null and void).

                  (b) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("LOAN PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of a participating interest to a Loan Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the Holder of any such Loan (and any Note evidencing such Loan) for all purposes under the Loan Documents, (iv) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except with respect to the matters described in clauses (i) and (ii) of the proviso to the second sentence of
Section 9.1. The Company agrees that each Loan Participant shall be entitled to the benefits of Sections 2.9 and 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.10 such Loan Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Loan Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Loan Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time and from time to time assign to any other Lender or any affiliate thereof or to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under the Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, and the aggregate amount of the unused Commitments (i) being assigned to such additional bank or financial institution and (ii) remaining with the assigning Lender are not, in each case, less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, which for purposes of this
Section 9.6(d) only shall be deemed an agent of the Company, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders, shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Loan Documents.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the assigning Lender shall surrender any outstanding Loan Notes held by it all or a portion of which are being assigned, and the Company, at its own expense, shall, upon a request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for outstanding Loan Notes of the assigning Lender, if any) a new Loan Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Loan Note, to the order of the assigning Lender in an amount equal to the amount of such Lender's Loans after giving effect to such Assignment and Acceptance. Any such new Loan Notes shall be dated the Closing Date and shall otherwise be in the form of the Loan Note replaced thereby. Any Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked "CANCELLED."

                  (f) To the extent requested by any Lender, the Company shall execute and deliver to such Lender an Original Initial Note dated the Closing Date substantially in the form of Exhibit G-1 hereto to evidence the portion of the Initial Loan made by such Lender and with appropriate insertions ("ORIGINAL INITIAL NOTES").

                  (g) Unless converted to an Exchange Note and, to the extent requested by any Lender, the Company shall execute and deliver to such Lender a Rollover Term Note dated the Initial Maturity Date substantially in the form of Exhibit G-2 hereto to evidence the Rollover Term Loan made on such date, in the principal amount of the Initial Loans or Initial Loan Notes held by such Lender on such date and with other appropriate insertions (collectively, the "ORIGINAL ROLLOVER TERM NOTES"). On or after the Initial Maturity Date, on each Interest Payment Date, to the extent requested by any Lender, the Company shall execute and deliver to such Lender on such Interest Payment Date a Rollover Term Note dated such Interest Payment Date substantially in the form of Exhibit G-2 hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "SUBSEQUENT ROLLOVER TERM NOTE" and, together with the Original Rollover Term Notes, the "ROLLOVER TERM NOTES"). A Subsequent Rollover Term Note shall bear interest from the date of its issuance at the same rate borne by all Rollover Term Notes at the date of issuance and from time to time thereafter.

                  (h) The Company authorizes each Lender to disclose to any Loan Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement.

                  (i) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, PROVIDED that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this Section.

                  9.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                  9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, at the address specified in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 ACKNOWLEDGEMENTS. The Company hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

                  9.14 CONFIDENTIALITY. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  9.15  RELEASE OF GUARANTEE OBLIGATIONS.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any disposition of property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender) take such actions as shall be required to release any guarantee obligations under any Loan Document of any Person being disposed of in such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full, all Commitments have terminated or expired, upon request of the Company, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender) take such actions as shall be required to release all guarantee obligations under any Loan Document.

                  (c) Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  9.16 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company may, by notice to the Agents, request that such provisions of this Agreement be interpreted so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such notice shall have been delivered by the Company, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the SEC.

                  9.17 WAIVERS OF JURY TRIAL THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    ANC RENTAL CORPORATION

                                    By: /s/  LELAND F. WILSON
                                       ------------------------------
                                       Name: Leland F. Wilson
                                       Title: Vice President and Treasurer

                                    LEHMAN BROTHERS INC.,
                                    as Arranger

                                    By: /s/  THOMAS P. DURNEY
                                       ------------------------------
                                       Name: Thomas P. Durney
                                       Title:

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent

                                    By: /s/ G. ANDREW KEITH
                                       ------------------------------
                                       Name: G. Andrew Keith
                                       Title: Authorized Signatory

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Administrative Agent and Lender

                                    By: /s/ G. ANDREW KEITH
                                       ------------------------------
                                       Name: G. Andrew Keith
                                       Title: Authorized Signatory

                                                               SCHEDULE 2.1 TO
                                                         SENIOR LOAN AGREEMENT

                                   COMMITMENTS

LENDERS
-------

Lehman Commercial Paper Inc.                                      $225,000,000




















                                      -1-